Exhibit 5.1


                                                  SIDLEY AUSTIN BROWN & WOOD LLP


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
         CHICAGO                                      787 SEVENTH AVENUE                                  BEIJING
                                                   NEW YORK, NEW YORK 10019
          DALLAS                                    TELEPHONE 212 839 5300                                GENEVA
                                                    FACSIMILE 212 839 5599
       LOS ANGELES                                      www.sidley.com                                   HONG KONG

      SAN FRANCISCO                                      FOUNDED 1866                                     LONDON

     WASHINGTON, D.C.                                                                                    SHANGHAI

                                                                                                        SINGAPORE

                                                                                                          TOKYO


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                                                                   July 3, 2003



Bombardier Credit Receivables Corporation
P.O. Box 5544
Burlington, Vermont  05402

Bombardier Capital Inc.
1600 Mountain View Drive
Colchester, Vermont  05446

Re:  Bombardier Receivables Master Trust I - Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as counsel for Bombardier Credit Receivables Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") by Bombardier Receivables Master Trust I of asset-backed certificates (the "Securities") that are registered as such Registration Statement. The Registration Statement is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a pooling and servicing agreement, dated as of January 1, 1994, as amended to date and as supplemented by the series supplement with respect thereto (collectively, the "Agreement"), among the Corporation, Deutsche Bank Trust Company Americas, as trustee (the "Trustee") and Bombardier Capital Inc., as servicer (the "Servicer").

         We have examined copies of the Corporation's Articles of Incorporation and Bylaws, the forms related to the Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which

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factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Securities have been duly executed, authenticated and delivered in accordance with the terms of the Agreement and issued and delivered against payment therefor as described in the Registration Statement, the Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the Agreement, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus and the form of Prospectus Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,


                                          /s/  Sidley Austin Brown & Wood LLP


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